New York Community Bancorp, Inc. Reports Third Quarter 2019 Diluted Earnings Per Common Share Of $0.19 As Net Interest Margin Stabilizes

BOARD OF DIRECTORS DECLARES A $0.17 DIVIDEND PER COMMON SHARE

WESTBURY, N.Y., Oct. 30, 2019 /PRNewswire/ --

Third Quarter 2019 Summary
•Earnings:
- Net income for the third quarter of 2019 totaled $99.0 million compared to $97.2 million for the second quarter of 2019.

-     Net income available to common shareholders for the third quarter of 2019 was $90.8 million or $0.19 per common share, compared to $89.0 million for the second quarter of 2019, also $0.19 per common share.

- Non-interest expenses came in at $123.3 million, compared to $123.1 million in the previous quarter and the efficiency ratio was 47.37%.
- Return on average assets was 0.76% for the current third quarter while return on average common stockholders' equity was 5.86%. (1)
- Return on average tangible assets was 0.80% for the current third quarter, while return on average tangible common stockholders' equity was 9.62%. (1) (2)
• Balance Sheet:
- Total assets were $52.5 billion, down slightly compared to the second quarter of 2019.

-     Total loans held for investment declined modestly on a linked quarter basis, but average loans held for investment increased $548.2 million or 5% annualized on a linked-quarter basis to $40.8 billion.

- Average multi-family loans increased $488.7 million or 7% annualized to $30.5 billion.
- Average specialty finance loans rose $131.1 million or 23% annualized to $2.5 billion.
- Average interest-bearing deposits rose $54.3 million or 1% annualized to $29.1 billion, as we managed high cost deposit balances lower.
• Net Interest Margin:
- The net interest margin for the third quarter was 1.99%, down one basis point compared to the second quarter 2019 margin.
- Funding costs declined moderately, while asset yields remained unchanged.
- Prepayment income increased 12% during the third quarter to $14.1 million compared to second quarter 2019.
- Prepayment income added 11 basis points to the net interest margin this quarter, same as in the previous quarter.
•Asset Quality:
- Non-performing assets totaled $67.9 million or 0.13% of total assets.
- Non-performing loans were $56.2 million or 0.14% of total loans. - Weighted average LTV for our rent-regulated multi-family portfolio was 53.54%.
• Capital Position at September 30, 2019:
- Common Equity Tier 1 Capital Ratio was 10.15%.
- Tier 1 Risk-Based Capital Ratio was 11.49%.
- Total Risk-Based Capital Ratio was 13.61%.
- Leverage Capital Ratio was 8.65%.

(1)

Return on average assets and on average tangible assets are calculated using net income. Return on average common stockholders' equity and on average tangible common stockholders' equity are calculated using net income available to common shareholders.

(2)

"Tangible assets" and "tangible common stockholders' equity" are non-GAAP financial measures. See the discussion and reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.

New York Community Bancorp, Inc. (NYSE: NYCB) (the "Company") today reported net income for the three months ended September 30, 2019 of $99.0 million, up 2% from the $97.2 million reported for the three months ended June 30, 2019. On a year-to-date basis, net income was $293.9 million, down 8% compared to the first nine months of 2018.

Net income available to common shareholders for the third quarter of 2019 was $90.8 million, or $0.19 per common share, compared to $89.0 million, also $0.19 per common share for the second quarter of 2019. For the nine months ended September 30, 2019, net income available to common shareholders totaled $269.2 million, or $0.57 per common share, compared to $296.1 million or $0.60 per common share for the nine months ended September 30, 2018.

Commenting on the Company's third quarter 2019 performance, President and Chief Executive Officer Joseph R. Ficalora stated: "Overall, we are pleased with the Company's performance this quarter. With the FOMC having lowered short term interest rates twice so far during the third quarter, we are beginning to see a positive impact on our funding costs, marking an inflection point in the net interest margin and net interest income. The net interest margin during the third quarter stabilized at 1.99%, down only one basis point from the previous quarter, while net interest income was relatively unchanged. We anticipate further improvements in our funding costs, and hence our net interest margin going forward due to our liability sensitive balance sheet.

"On the lending front, our loan portfolio continued to grow compared to the level at year-end 2018, led by our multi-family and specialty finance loan portfolios, but our end of period loan portfolio was down modestly compared to the prior quarter. However on an average basis, average total loan balances increased 5% annualized compared to the prior quarter to $40.8 billion. During the quarter, we experienced a number of loans refinancing away from us, as the dollars offered by alternative lenders did not meet our stringent underwriting standards.

"Our overall deposit growth slowed this quarter as we strategically chose to allow higher cost deposits to roll off. This had a modest favorable impact on deposit costs during the third quarter. We expect it to have a greater benefit going forward. As we adjust to a lower interest rate environment, we are aggressively managing our deposit costs lower and proactively reducing higher cost deposit balances.

"Our operating expenses, excluding certain items related to severance costs, declined compared to the previous quarter and the efficiency ratio improved to 47.37%.

"Finally, our asset quality metrics continue to be solid. More importantly, we are not seeing any negative credit trends in the rent-regulated portion of our multi-family portfolio post the passage of new rent control laws in June."

DIVIDEND DECLARATION
Reflecting our earnings, asset quality metrics, and strong capital position, the Board of Directors yesterday declared a quarterly cash dividend of $0.17 per share on the Company's common stock. Based on a closing price of $13.69 as of October 29, 2019, this represents an annualized dividend yield of 5.0%. The dividend is payable on November 25, 2019 to common shareholders of record as of November 11, 2019.

BALANCE SHEET SUMMARY
On a year-to-date basis, total assets increased $638.3 million to $52.5 billion, a 2% increase on an annualized basis. Similar to previous quarters, the year-to-date increase was primarily the result of loan growth and to a lesser extent, growth in the securities portfolio. Our balance sheet growth has been funded through deposit growth, mainly through certificates of deposit ("CDs"), while borrowed funds have decreased.

Total loans held for investment rose $678.3 million, or 2% on an annualized basis, compared to December 31, 2018. Loan growth during the first nine months of 2019, centered in our multi-family loan portfolio and in our commercial and industrial ("C&I") loan portfolio, the majority of which are comprised of specialty finance loans.

Total securities, which consist mainly of available-for-sale securities, rose $243.4 million compared to the balance at December 31, 2018, or 6% on an annualized basis. However, given the low interest rate environment in place over the past two quarters, we have refrained from meaningfully growing the securities portfolio.

Total deposits rose $807.7 million, or 4% on an annualized basis, to $31.6 billion and total borrowed funds decreased $581.5 million, or 5% on an annualized basis.

Loans
Total loans, net were $40.7 billion at September 30, 2019, relatively unchanged from the level at the end of the prior quarter, and up $688.7 million or 2% annualized compared to the balance at December 31, 2018. During the quarter, a number of multi-family loans refinanced away from the Bank because other alternative lenders were willing to provide more credit than we were, which was inconsistent with our rigorous underwriting standards. However, on an average basis, average total loans held for investment were $40.8 billion, up $548.2 million or 5% annualized on a linked-quarter basis. Our loan growth on a year-to-date basis continues to be driven by our core multi-family loan product and by our specialty finance portfolio, while the commercial real estate ("CRE") loan portfolio declined modestly.

On a linked-quarter basis, average multi-family loans increased $488.7 million to $30.5 billion up 7% on an annualized basis, while average CRE loans declined modestly to $6.9 billion or 0.3% annualized. Our specialty lending business reported another strong quarter, with average specialty finance loans and leases increasing $131.1 million to $2.5 billion, up 23% annualized.

The average loan size for multi-family loans is $6.2 million and for CRE loans it is $6.4 million, both relatively stable with the previous quarter. The average weighted life of the multi-family portfolio was 2.1 years and for the CRE portfolio, it was 2.4 years, both unchanged from the prior quarter.

Originations
For the quarter ended September 30, 2019, total loans originated for investment were $2.3 billion compared to $3.0 billion for the quarter ended June 30, 2019. Multi-family originations totaled $1.2 billion, CRE originations were $309.3 million, and specialty finance loans and leases were $637.8 million. During the current quarter, origination activity was tempered as some investors have temporarily postponed their purchase and sale decisions while they assess the full impact of the recently enacted New York State Housing Stability and Tenant Protection Act of 2019.

Pipeline
Our pipeline remains strong heading into the fourth quarter of the year. Currently, it stands at $2.2 billion, up 10% compared to the loan pipeline at the end of the second quarter. This includes $1.3 billion in multi-family loans, $250 million in CRE loans, and $540 million in specialty finance loans and leases.

Funding
Deposits
Historically, the Company has been able to gain large institutional deposit balances, during the time that our competitors were not in the market for these types of deposits. During the current third quarter, several competitors re-entered this market with a demonstrated willingness to pay irrational interest rates on these deposit products. Rather than compete with these financial institutions, the Company selectively exited many of these relationships during the third quarter, opting instead to grow lower cost retail deposits and other relatively inexpensive funding sources. As a result, the interest-bearing checking and money market accounts category declined $1.6 billion on a year-over-year basis and $810.0 million on a linked-quarter basis. Despite this, for the nine months ended September 30, 2019, total deposits increased $807.7 million or 4% annualized to $31.6 billion.

Given our liability sensitive balance sheet, we are aggressively managing our deposit costs lower and proactively reducing higher cost deposit balances. The benefit of this strategy should become more apparent in upcoming quarters through lower deposit costs.

Borrowed Funds
At September 30, 2019, total borrowed funds were $13.6 billion, down $581.5 million or 5% annualized compared to the balance at December 31, 2018. The majority of the decline was the result of a $582.0 million decrease in wholesale borrowings, consisting mainly of Federal Home Loan Bank of New York advances, which ended the quarter at $13.0 billion.

The cost of our borrowings declined three basis points on a linked quarter basis to 2.38%. We have approximately $5.1 billion of wholesale borrowings at an average rate of 2.06% maturing over the next five quarters.

Asset Quality
The Company's asset quality and asset quality metrics remained solid during the third quarter despite a modest uptick in total non-performing assets ("NPAs"). NPAs increased 8% on a linked-quarter basis to $67.9 million, as a $575,000 decrease in other non-accrual loans was offset by a $5.4 million increase in non-accrual mortgage loans. Included in this amount was $33.6 million of taxi medallion non-accrual loans.

Total repossessed assets of $11.7 million were unchanged on a linked-quarter basis. Included in this amount is $9.7 million of repossessed taxi medallions. As of September 30, 2019, our remaining taxi medallion-related loans totaled $61.0 million, compared to $65.3 million at June 30, 2019.

Net charge-offs for the quarter ended September 30, 2019 declined to $6.5 million or 0.02% of average loans compared to $7.4 million, also 0.02% of average loans in the previous quarter. On a year-to-date basis, net charge-offs totaled $15.8 million or 0.04% of average loans compared to $13.9 million or 0.04% in the first nine months of 2018. Taxi medallion-related charge-offs were $6.8 million and $9.7 million, for the first nine months of 2019 and 2018, respectively.

More importantly, we are not seeing any negative credit trends in the rent-regulated portion of our multi-family portfolio post the passage of new rent control laws in June. The overall weighted average LTV for our multi-family portfolio was 57.16% at September 30, 2019 and the weighted average LTV for the rent-regulated portion of this portfolio was 53.54%.

EARNINGS SUMMARY FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019

Net Interest Income
Net interest income for the three months ended September 30, 2019 totaled $235.9 million, compared to the $237.7 million for the three months ended June 30, 2019, and down 5% compared to the $249.5 million for the three months ended September 30, 2018. Total interest income for the current third quarter rose modestly on a linked-quarter basis, and 7% on a year-over-year basis. Total interest expense also rose modestly on a linked-quarter basis and 24% year-over-year.

For the nine months ended September 30, 2019, net interest income totaled $714.9 million, down $68.8 million, or 9%, compared to the nine months ended September 30, 2018. Total interest income for the first nine months of 2019 rose $107.7 million or 9% versus the first nine months of 2018, while interest expense increased $176.5 million or 38% over the same time period.

Net Interest Margin
The net interest margin ("NIM") for the third quarter of 2019 was 1.99%, down one basis point compared to the second quarter 2019 NIM. The average asset yield for the current third quarter was 3.82%, unchanged from the prior quarter, while funding costs declined two basis points to 2.04% from the prior quarter.

Prepayment income for the third quarter was $14.1 million, up 12% from the $12.6 million recorded in the second quarter of 2019, contributing 11 basis points to this quarter's NIM, unchanged from the previous quarter. Excluding the impact from prepayment income, our third quarter NIM would have been 1.88%, on a non-GAAP basis, down one basis point compared to the previous quarter.

For the nine months ended September 30, 2019, the NIM was 2.01%, down 29 basis points compared to the nine months ended September 30, 2018. This decrease was the result of higher funding costs due to the cumulative impact of multiple short-term interest rate increases during this time frame, offset partially by higher yields on our interest-earning assets. The average asset yield increased 14 basis points to 3.81%, while the cost of funds increased 49 basis points to 2.03%.

Prepayment income for the nine months ended September 30, 2019 was $36.3 million, down 10% from the nine months ended September 30, 2018. Prepayment income contributed 10 and 12 basis points, respectively to the NIM. Excluding the impact from prepayment income, the NIM, on a non-GAAP basis, would have been 1.91%, compared to 2.18% for the prior nine months.

Provision for Loan Losses
For the third quarter of 2019, the Company reported a provision for loan losses of $4.8 million compared to a provision for loan losses of $1.8 million in the previous quarter. On a year-to-date basis, the Company reported a provision for loan losses of $5.4 million compared to a provision for loan losses of $15.5 million in the first nine months of 2018.

Non-Interest Income
For the three months ended September 30, 2019, total non-interest income increased $6.8 million to $24.4 million compared to $17.6 million in the three months ended June 30, 2019. Included in the other income category in the current quarter is a $7.9 million gain on sale of a branch property located in Florida.

For the nine months ended September 30, 2019, non-interest income totaled $66.8 million compared to $68.5 million for the nine months ended September 30, 2018. Included in the nine-month period for 2018 was revenue of $15.7 million related to our former wealth management business, Peter B. Cannell & Co., Inc. which was sold in the first quarter of 2019. In addition to the aforementioned gain on the sale of a branch property, also included in the nine month period for 2019 was $7.8 million of net gains on securities compared to a net loss of $810,000 for the first nine months of 2018.

Non-Interest Expense
Total non-interest expense for the three months ended September 30, 2019 was $123.3 million, relatively unchanged from the prior quarter. Included in the current third quarter was $1.4 million in severance costs. For the nine months ended September 30, 2019, total non-interest expenses declined $26.6 million, or 6%, to $385.1 million. Our operating expenses during the first nine months of 2019 included certain items related to severance costs and branch rationalization, which totaled $10.4 million. The efficiency ratio for the current third quarter was 47.37% compared to 48.20% in the second quarter of the year.

Income Taxes
Income tax expense for the three months ended September 30, 2019 totaled $33.2 million, compared to $33.1 million in the prior quarter. The effective tax rate was 25.09% during the current third quarter, compared to 25.42% in the second quarter of 2019.

For the nine months ended September 30, 2019, income tax expense totaled $97.3 million, compared to $104.4 million for the nine months ended September 30, 2018. The effective tax rate was 24.88% for the first nine months of 2019, compared to 24.56% for the year-ago nine months.

About New York Community Bancorp, Inc.
Based in Westbury, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At September 30, 2019, the Company reported assets of $52.5 billion, loans of $40.7 billion, deposits of $31.6 billion, and stockholders' equity of $6.7 billion.

Reflecting our growth through a series of acquisitions, the Company operates 239 branches through eight local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona.

Post-Earnings Release Conference Call
The Company will host a conference call on Wednesday, October 30, 2019, at 8:30 a.m. (Eastern Time) to discuss its third quarter 2019 performance. The conference call may be accessed by dialing (877) 407-8293 (for domestic calls) or (201) 689-8349 (for international calls) and asking for "New York Community Bancorp" or "NYCB." A replay will be available approximately three hours following completion of the call through 11:59 p.m. on November 3, 2019 and may be accessed by calling (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing the following conference ID: 13694726. In addition, the conference call will be webcast at ir.myNYCB.com, and archived through 5:00 p.m. on November 27, 2019.

Cautionary Statements Regarding Forward-Looking Information
This earnings release and the associated conference call may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward-looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "should," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control.

More information regarding some of these factors is provided in the Risk Factors section of our Form 10-K for the year ended December 31, 2018 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC's website, www.sec.gov.

- Financial Statements and Highlights Follow -

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF CONDITION
	September 30,	December 31,
	2019	2018
	(unaudited)
(in thousands, except share data)
Assets
Cash and cash equivalents	$ 854,678	$ 1,474,955
Securities:
Available-for-sale	5,854,568	5,613,520
Equity investments with readily
determinable fair values, at fair value	32,861	30,551
Total securities	5,887,429	5,644,071
Mortgage loans held for investment:
Multi-family	30,289,364	29,904,063
Commercial real estate	6,988,226	7,000,990
One-to-four family	395,347	446,413
Acquisition, development, and construction	297,565	407,875
Total mortgage loans held for investment	37,970,502	37,759,341
Other loans:
Commercial and industrial	2,864,944	2,397,784
Other loans	8,774	8,783
Total other loans held for investment	2,873,718	2,406,567
Total loans held for investment	40,844,220	40,165,908
Less: Allowance for loan losses	(149,433)	(159,820)
Loans held for investment, net	40,694,787	40,006,088
Total loans, net	40,694,787	40,006,088
Federal Home Loan Bank stock, at cost	606,371	644,590
Premises and equipment, net	321,792	346,179
Operating lease right-of-use assets	300,955	-
Goodwill	2,426,379	2,436,131
Other assets	1,445,238	1,347,362
Total assets	$ 52,537,629	$ 51,899,376
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$ 9,960,403	$ 11,530,049
Savings accounts	4,817,697	4,643,260
Certificates of deposit	14,264,171	12,194,322
Non-interest-bearing accounts	2,529,905	2,396,799
Total deposits	31,572,176	30,764,430
Borrowed funds:
Wholesale borrowings	12,971,661	13,553,661
Junior subordinated debentures	359,773	359,508
Subordinated notes	294,926	294,697
Total borrowed funds	13,626,360	14,207,866
Operating lease liabilities	300,610	-
Other liabilities	343,476	271,845
Total liabilities	45,842,622	45,244,141
Stockholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	502,840
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070 and 490,439,070
shares issued; and 467,350,860 and 473,536,604 shares outstanding, respectively)	4,904	4,904
Paid-in capital in excess of par	6,107,376	6,099,940
Retained earnings	328,407	297,202
Treasury stock, at cost (23,088,210 and 16,902,466 shares, respectively)	(220,669)	(161,998)
Accumulated other comprehensive loss, net of tax:
Net unrealized gain (loss) on securities available for sale, net of tax	43,804	(10,534)
Net unrealized loss on the non-credit portion of other-than-
temporary impairment losses, net of tax	(6,042)	(6,042)
Pension and post-retirement obligations, net of tax	(65,613)	(71,077)
Total accumulated other comprehensive loss, net of tax	(27,851)	(87,653)
Total stockholders' equity	6,695,007	6,655,235
Total liabilities and stockholders' equity	$ 52,537,629	$ 51,899,376

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2019	2019	2018	2019	2018

(in thousands, except per share data)
Interest Income:
Mortgage and other loans	$ 391,920	$ 387,634	$ 368,264	$ 1,159,344	$ 1,092,637
Securities and money market investments	62,631	66,118	56,880	195,133	154,164
Total interest income	454,551	453,752	425,144	1,354,477	1,246,801

Interest Expense:
Interest-bearing checking and money market accounts	42,465	47,772	44,497	140,396	119,246
Savings accounts	9,326	8,861	7,325	26,270	21,176
Certificates of deposit	86,934	80,651	51,249	235,360	121,298
Borrowed funds	79,911	78,778	72,567	237,521	201,322
Total interest expense	218,636	216,062	175,638	639,547	463,042
Net interest income	235,915	237,690	249,506	714,930	783,759
Provision for losses on loans	4,781	1,844	1,201	5,403	15,486
Net interest income after provision for loan losses	231,134	235,846	248,305	709,527	768,273

Non-Interest Income:
Fee income	7,580	7,487	7,237	22,295	22,056
Bank-owned life insurance	6,791	6,479	7,302	20,245	20,424
Net gain (loss) on securities	275	493	(41)	7,755	(810)
Other income	9,740	3,138	8,424	16,473	26,815
Total non-interest income	24,386	17,597	22,922	66,768	68,485

Non-Interest Expense:
Operating expenses:
Compensation and benefits	75,159	72,573	78,283	229,172	242,572
Occupancy and equipment	21,748	21,889	24,401	66,599	74,311
General and administrative	26,395	28,590	31,749	89,350	94,799
Total non-interest expense	123,302	123,052	134,433	385,121	411,682
Income before income taxes	132,218	130,391	136,794	391,174	425,076
Income tax expense	33,172	33,145	30,022	97,305	104,398
Net Income	99,046	97,246	106,772	293,869	320,678
Preferred stock dividends	8,207	8,207	8,207	24,621	24,621
Net income available to common shareholders	$ 90,839	$ 89,039	$ 98,565	$ 269,248	$ 296,057

Basic earnings per common share	$ 0.19	$ 0.19	$ 0.20	$ 0.57	$ 0.60
Diluted earnings per common share	$ 0.19	$ 0.19	$ 0.20	$ 0.57	$ 0.60

NEW YORK COMMUNITY BANCORP, INC.
RECONCILIATIONS OF CERTAIN GAAP AND NON-GAAP FINANCIAL MEASURES
(unaudited)

While stockholders' equity, total assets, and book value per share are financial measures that are recorded in accordance with U.S. generally accepted accounting principles ("GAAP"), tangible stockholders' equity, tangible assets, and tangible book value per share are not. Nevertheless, it is management's belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications for the following reasons:

  Tangible stockholders' equity is an important indication of the Company's ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies.
  Returns on average tangible assets and average tangible stockholders' equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company's peers.
  Tangible book value per share and the ratio of tangible stockholders' equity to tangible assets are among the capital measures considered by current and prospective investors, both independent of, and in comparison with, its peers.

Tangible stockholders' equity, tangible assets, and the related non-GAAP profitability and capital measures should not be considered in isolation or as a substitute for stockholders' equity, total assets, or any other profitability or capital measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names.

The following table presents reconciliations of our common stockholders' equity and tangible common stockholders' equity, our total assets and tangible assets, and the related GAAP and non-GAAP profitability and capital measures at or for the periods indicated:

	At or for the			At or for the
	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Total Stockholders' Equity	$ 6,695,007	$ 6,674,678	$ 6,794,015	$ 6,695,007	$ 6,794,015
Less: Goodwill	(2,426,379)	(2,426,379)	(2,436,131)	(2,426,379)	(2,436,131)
Preferred stock	(502,840)	(502,840)	(502,840)	(502,840)	(502,840)
Tangible common stockholders' equity	$ 3,765,788	$ 3,745,459	$ 3,855,044	$ 3,765,788	$ 3,855,044

Total Assets	$ 52,537,629	$ 52,776,253	$ 51,246,654	$ 52,537,629	$ 51,246,654
Less: Goodwill	(2,426,379)	(2,426,379)	(2,436,131)	(2,426,379)	(2,436,131)
Tangible assets	$ 50,111,250	$ 50,349,874	$ 48,810,523	$ 50,111,250	$ 48,810,523

Average Common Stockholders' Equity	$ 6,201,970	$ 6,149,275	$ 6,301,525	$ 6,152,253	$ 6,291,911
Less: Average goodwill	(2,426,379)	(2,426,379)	(2,436,131)	(2,429,487)	(2,436,131)
Average tangible common stockholders' equity	$ 3,775,591	$ 3,722,896	$ 3,865,394	$ 3,722,766	$ 3,855,780

Average Assets	$ 52,257,718	$ 52,072,326	$ 50,608,283	$ 51,984,879	$ 49,685,717
Less: Average goodwill	(2,426,379)	(2,426,379)	(2,436,131)	(2,429,487)	(2,436,131)
Average tangible assets	$ 49,831,339	$ 49,645,947	$ 48,172,152	$ 49,555,392	$ 47,249,586

Net Income Available to Common Shareholders	$ 90,839	$ 89,039	$ 98,565	$ 269,248	$ 296,057

GAAP MEASURES:
Return on average assets (1)	0.76%	0.75%	0.84%	0.75%	0.86%
Return on average common stockholders' equity (2)	5.86	5.79	6.26	5.84	6.27
Book value per common share	$ 13.25	$ 13.21	$ 12.83	$ 13.25	$ 12.83
Common stockholders' equity to total assets	11.79	11.69	12.28	11.79	12.28

NON-GAAP MEASURES:
Return on average tangible assets (1)	0.80%	0.78%	0.89%	0.79%	0.90%
Return on average tangible common stockholders' equity (2)	9.62	9.57	10.20	9.64	10.24
Tangible book value per common share	$ 8.06	$ 8.01	$ 7.86	$ 8.06	$ 7.86
Tangible common stockholders' equity to tangible assets	7.51	7.44	7.90	7.51	7.90

(1)

To calculate return on average assets for a period, we divide net income generated during that period by average assets recorded during that period. To calculate return on average tangible assets for a period, we divide net income by average tangible assets recorded during that period.

(2)

To calculate return on average common stockholders' equity for a period, we divide net income available to common shareholders generated during that period by average common stockholders' equity recorded during that period. To calculate return on average tangible common stockholders' equity for a period, we divide net income available to common shareholders generated during that period by average tangible common stockholders' equity recorded during that period.

NEW YORK COMMUNITY BANCORP, INC.
NET INTEREST INCOME ANALYSIS
LINKED-QUARTER AND YEAR-OVER-YEAR COMPARISONS
(unaudited)

	For the Three Months Ended
	September 30, 2019				June 30, 2019				September 30, 2018
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
(dollars in thousands)
Assets:
Interest-earning assets:
Mortgage and other loans, net	$ 40,756,495	$ 391,920	3.84%		$ 40,208,256	$ 387,634	3.86%		$ 39,465,876	$ 368,264	3.73%
Securities	6,324,588	59,785	3.78		6,320,252	60,340	3.82		5,279,319	49,084	3.71
Interest-earning cash and cash equivalents	511,730	2,846	2.21		967,364	5,778	2.40		1,557,465	7,796	1.99
Total interest-earning assets	47,592,813	454,551	3.82		47,495,872	453,752	3.82		46,302,660	425,144	3.67
Non-interest-earning assets	4,664,905				4,576,454				4,305,623
Total assets	$ 52,257,718				$ 52,072,326				$ 50,608,283
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money
market accounts	$ 10,263,331	$ 42,465	1.64%		$ 10,811,077	$ 47,772	1.77%		$ 11,732,410	$ 44,497	1.50%
Savings accounts	4,747,843	9,326	0.78		4,729,517	8,861	0.75		4,872,126	7,325	0.60
Certificates of deposit	14,093,146	86,934	2.45		13,509,392	80,651	2.39		10,740,927	51,249	1.89
Total interest-bearing deposits	29,104,320	138,725	1.89		29,049,986	137,284	1.90		27,345,463	103,071	1.50
Borrowed funds	13,325,104	79,911	2.38		13,111,692	78,778	2.41		13,704,208	72,567	2.10
Total interest-bearing liabilities	42,429,424	218,636	2.04		42,161,678	216,062	2.06		41,049,671	175,638	1.70
Non-interest-bearing deposits	2,491,796				2,698,578				2,488,674
Other liabilities	631,688				559,955				265,573
Total liabilities	45,552,908				45,420,211				43,803,918
Stockholders' equity	6,704,810				6,652,115				6,804,365
Total liabilities and stockholders' equity	$ 52,257,718				$ 52,072,326				$ 50,608,283
Net interest income/interest rate spread		$ 235,915	1.78%			$ 237,690	1.76%			$ 249,506	1.97%
Net interest margin			1.99%				2.00%				2.16%
Ratio of interest-earning assets to
interest-bearing liabilities			1.12	x			1.13	x			1.13	x

NEW YORK COMMUNITY BANCORP, INC.
NET INTEREST INCOME ANALYSIS
YEAR-OVER-YEAR COMPARISON
(unaudited)

	For the Nine Months Ended September 30,
	2019				2018
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
(dollars in thousands)
Assets:
Interest-earning assets:
Mortgage and other loans, net	$ 40,288,311	$ 1,159,344	3.84%		$ 38,902,370	$ 1,092,637	3.75%
Securities	6,303,147	181,162	3.83		4,463,058	127,038	3.80
Interest-earning cash and cash equivalents	789,034	13,971	2.37		1,991,558	27,126	1.82
Total interest-earning assets	47,380,492	1,354,477	3.81		45,356,986	1,246,801	3.67
Non-interest-earning assets	4,604,387				4,328,731
Total assets	$ 51,984,879				$ 49,685,717
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money
market accounts	$ 10,846,624	$ 140,396	1.73%		$ 12,178,512	$ 119,246	1.31%
Savings accounts	4,716,014	26,270	0.74		4,956,358	21,176	0.57
Certificates of deposit	13,306,845	235,360	2.36		9,732,912	121,298	1.67
Total interest-bearing deposits	28,869,483	402,026	1.86		26,867,782	261,720	1.30
Borrowed funds	13,308,941	237,521	2.39		13,255,400	201,322	2.03
Total interest-bearing liabilities	42,178,424	639,547	2.03		40,123,182	463,042	1.54
Non-interest-bearing deposits	2,555,984				2,522,784
Other liabilities	595,378				245,000
Total liabilities	45,329,786				42,890,966
Stockholders' equity	6,655,093				6,794,751
Total liabilities and stockholders' equity	$ 51,984,879				$ 49,685,717
Net interest income/interest rate spread		$ 714,930	1.78%			$ 783,759	2.13%
Net interest margin			2.01%				2.30%
Ratio of interest-earning assets to
interest-bearing liabilities			1.12	x			1.13	x

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	Sep. 30,	June. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(dollars in thousands except share and per share data)	2019	2019	2018	2019	2018
PROFITABILITY MEASURES:
Net income	$ 99,046	$ 97,246	$ 106,772	$ 293,869	$ 320,678
Net income available to common shareholders	90,839	89,039	98,565	269,248	296,057
Basic earnings per common share	0.19	0.19	0.20	0.57	0.60
Diluted earnings per common share	0.19	0.19	0.20	0.57	0.60
Return on average assets	0.76%	0.75%	0.84%	0.75%	0.86%
Return on average tangible assets (1)	0.80	0.78	0.89	0.79	0.90
Return on average common stockholders' equity	5.86	5.79	6.26	5.84	6.27
Return on average tangible common stockholders'
equity (1)	9.62	9.57	10.20	9.64	10.24
Efficiency ratio (2)	47.37	48.20	49.35	49.27	48.31
Operating expenses to average assets	0.94	0.95	1.06	0.99	1.10
Interest rate spread	1.78	1.76	1.97	1.78	2.13
Net interest margin	1.99	2.00	2.16	2.01	2.30
Effective tax rate	25.09	25.42	21.95	24.88	24.56
Shares used for basic common EPS computation	465,357,326	465,351,586	488,476,340	465,400,372	488,383,554
Shares used for diluted common EPS computation	465,776,000	465,641,437	488,476,340	465,638,080	488,383,554
Common shares outstanding at the respective
period-ends	467,350,860	467,358,939	490,341,864	467,350,860	490,341,864

(1)	See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 9 of this release.
(2)	We calculate our efficiency ratio by dividing our operating expenses by the sum of our net interest income and non-interest income.

	Sep. 30,	Jun. 30,	Sep. 30,
	2019	2019	2018
CAPITAL MEASURES:
Book value per common share	$ 13.25	$ 13.21	$ 12.83
Tangible book value per common share (1)	8.06	8.01	7.86
Common stockholders' equity to total assets	11.79%	11.69%	12.28%
Tangible common stockholders' equity to tangible assets (1)	7.51	7.44	7.90

(1)	See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 9 of this release.

	Sep. 30,	Jun. 30,	Sep. 30,
	2019	2019	2018
REGULATORY CAPITAL RATIOS: (1)
New York Community Bancorp, Inc.
Common equity tier 1 ratio	10.15%	10.02%	11.07%
Tier 1 risk-based capital ratio	11.49	11.36	12.48
Total risk-based capital ratio	13.61	13.46	13.90
Leverage capital ratio	8.65	8.64	9.26
New York Community Bank
Common equity tier 1 ratio	12.76%	12.63%	13.06%
Tier 1 risk-based capital ratio	12.76	12.63	13.06
Total risk-based capital ratio	13.16	13.03	13.46
Leverage capital ratio	9.60	9.60	9.61

(1)

The minimum regulatory requirements for classification as a well-capitalized institution are a common equity tier 1 capital ratio of 6.50%; a tier 1 risk-based capital ratio of 8.00%; a total risk-based capital ratio of 10.00%; and a leverage capital ratio of 5.00%.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
				Sep. 30, 2019
				compared to
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,
	2019	2019	2018	2019	2018
(in thousands, except share data)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$ 854,678	$ 1,228,295	$1,731,754	-30%	-51%
Securities:
Available-for-sale	5,854,568	5,738,146	4,764,283	2%	23%
Equity investments with readily determinable fair values, at fair value	32,861	32,585	31,724	1%	4%
Total securities	5,887,429	5,770,731	4,796,007	2%	23%
Mortgage loans held for investment:
Multi-family	30,289,364	30,486,301	29,566,170	-1%	2%
Commercial real estate	6,988,226	6,901,345	7,036,315	1%	-1%
One-to-four family	395,347	417,923	456,626	-5%	-13%
Acquisition, development, and construction	297,565	266,305	433,877	12%	-31%
Total mortgage loans held for investment	37,970,502	38,071,874	37,492,988	0%	1%
Other loans:
Commercial and industrial	2,864,944	2,796,462	2,336,183	2%	23%
Other loans	8,774	8,365	9,100	5%	-4%
Total other loans held for investment	2,873,718	2,804,827	2,345,283	2%	23%
Total loans held for investment	40,844,220	40,876,701	39,838,271	0%	3%
Less: Allowance for losses on loans	(149,433)	(151,112)	(159,655)	-1%	-6%
Loans held for investment, net	40,694,787	40,725,589	39,678,616	0%	3%
Total loans, net	40,694,787	40,725,589	39,678,616	0%	3%
Federal Home Loan Bank stock, at cost	606,371	582,348	654,939	4%	-7%
Premises and equipment, net	321,792	327,788	352,518	-2%	-9%
Operating lease right-of-use assets	300,955	308,412	-	-2%	NM
Goodwill	2,426,379	2,426,379	2,436,131	0%	0%
Other assets	1,445,238	1,406,711	1,596,689	3%	-9%
Total assets	$52,537,629	$52,776,253	$51,246,654	0%	3%

Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$ 9,960,403	$ 10,770,360	$11,559,687	-8%	-14%
Savings accounts	4,817,697	4,800,023	4,826,845	0%	0%
Certificates of deposit	14,264,171	14,286,286	11,409,974	0%	25%
Non-interest-bearing accounts	2,529,905	2,475,857	2,522,778	2%	0%
Total deposits	31,572,176	32,332,526	30,319,284	-2%	4%
Borrowed funds:
Wholesale borrowings	12,971,661	12,427,661	13,481,000	4%	-4%
Junior subordinated debentures	359,773	359,683	359,422	0%	0%
Subordinated notes	294,926	294,794	-	0%	NM
Total borrowed funds	13,626,360	13,082,138	13,840,422	4%	-2%
Operating lease liabilities	300,610	308,073	-	-2%	NM
Other liabilities	343,476	378,838	292,933	-9%	17%
Total liabilities	45,842,622	46,101,575	44,452,639	-1%	3%
Stockholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	502,840	502,840	0%	0%
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070,
490,439,070 and 490,439,070 shares issued; and 467,350,860,
467,358,939 and 490,341,864 shares outstanding, respectively)	4,904	4,904	4,904	0%	0%
Paid-in capital in excess of par	6,107,376	6,099,474	6,091,749	0%	0%
Retained earnings	328,407	316,921	286,763	4%	15%
Treasury stock, at cost (23,088,210, 23,080,131, and 97,206 shares, respectively)	(220,669)	(220,546)	(1,177)	0%	NM
Accumulated other comprehensive loss, net of tax:
Net unrealizedgain (loss)on securities available for sale, net of tax	43,804	44,561	(29,859)	-2%	-247%
Net unrealizedloss on the non-credit portion of other-than-temporary
impairment losses, net of tax	(6,042)	(6,042)	(6,042)	0%	0%
Pension and post-retirement obligations, net of tax	(65,613)	(67,434)	(55,163)	-3%	19%
Total accumulated other comprehensiveloss, net of tax	(27,851)	(28,915)	(91,064)	-4%	-69%
Total stockholders' equity	6,695,007	6,674,678	6,794,015	0%	-1%
Total liabilities and stockholders' equity	$52,537,629	$52,776,253	$51,246,654	0%	3%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)
(unaudited)
				Sep. 30, 2019
	For the Three Months Ended			compared to
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,
	2019	2019	2018	2019	2018
(in thousands, except per share data)
Interest Income:
Mortgage and other loans	$391,920	$387,634	$368,264	1%	6%
Securities and money market investments	62,631	66,118	56,880	-5%	10%
Total interest income	454,551	453,752	425,144	0%	7%

Interest Expense:
Interest-bearing checking and money market accounts	42,465	47,772	44,497	-11%	-5%
Savings accounts	9,326	8,861	7,325	5%	27%
Certificates of deposit	86,934	80,651	51,249	8%	70%
Borrowed funds	79,911	78,778	72,567	1%	10%
Total interest expense	218,636	216,062	175,638	1%	24%
Net interest income	235,915	237,690	249,506	-1%	-5%
Provision for losses on loans	4,781	1,844	1,201	159%	298%

Net interest income after provision for
loan losses	231,134	235,846	248,305	-2%	-7%

Non-Interest Income:
Fee income	7,580	7,487	7,237	1%	5%
Bank-owned life insurance	6,791	6,479	7,302	5%	-7%
Net gain (loss) on securities	275	493	(41)	-44%	-771%
Other income	9,740	3,138	8,424	210%	16%
Total non-interest income	24,386	17,597	22,922	39%	6%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	75,159	72,573	78,283	4%	-4%
Occupancy and equipment	21,748	21,889	24,401	-1%	-11%
General and administrative	26,395	28,590	31,749	-8%	-17%
Total operating expenses	123,302	123,052	134,433	0%	-8%
Total non-interest expense	123,302	123,052	134,433	0%	-8%

Income before taxes	132,218	130,391	136,794	1%	-3%
Income tax expense	33,172	33,145	30,022	0%	10%
Net Income	$ 99,046	$ 97,246	$ 106,772	2%	-7%
Preferred stock dividends	8,207	8,207	8,207	0%	0%
Net Income available to common shareholders	$90,839	$89,039	$98,565	2%	-8%

Basic earnings per common share	$0.19	$0.19	$0.20	0%	-5%
Diluted earnings per common share	$0.19	$0.19	$0.20	0%	-5%

Dividends per common share	$0.17	$0.17	$0.17	0%	0%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)

The following tables summarize the contribution of loan and securities prepayment income on the Company's interest income and net interest margin for the periods indicated.

	For the Three Months Ended						Sep. 30, 2019 compared to
	Sep. 30,		Jun. 30,		Sep. 30,		Jun. 30,		Sep. 30,
	2019		2019		2018		2019		2018
(dollars in thousands)

Total Interest Income	$454,551		$453,752		$425,144		0%		7%

Prepayment Income:
Loans	$12,279		$11,842		$8,288		4%		48%
Securities	1,866		780		1,037		139%		80%
Total prepayment income	$14,145		$12,622		$9,325		12%		52%

GAAP Net Interest Margin	1.99%		2.00%		2.16%		-1	bp	-17	bp
Less:
Prepayment income from loans	10	bp	10	bp	7	bp	0	bp	3	bp
Prepayment income from securities	1		1		1		0	bp	0	bp
Total prepayment income contribution
to net interest margin	11	bp	11	bp	8	bp	0	bp	3	bp

Adjusted Net Interest Margin (non-GAAP)	1.88%		1.89%		2.08%		-1	bp	-20	bp

	For the Nine Months Ended
	Sep. 30,		Sep. 30,
	2019		2018		Change (%)
(dollars in thousands)

Total Interest Income	$1,354,477		$1,246,801		9%

Prepayment Income:
Loans	$33,462		$35,848		-7%
Securities	2,873		4,604		-38%
Total prepayment income	$36,335		$40,452		-10%

GAAP Net Interest Margin	2.01%		2.30%		-29	bp
Less:
Prepayment income from loans	10	bp	11	bp	-1	bp
Prepayment income from securities	-		1		-1	bp
Total prepayment income contribution
to net interest margin	10	bp	12	bp	-2	bp

Adjusted Net Interest Margin (non-GAAP)	1.91%		2.18%		-27	bp

While our net interest margin, including the contribution of prepayment income is recorded in accordance with GAAP, adjusted net interest margin, which excludes the contribution of prepayment income is not. Nevertheless, management uses this non-GAAP measure in its analysis of our performance, and believes that this non-GAAP measure should be disclosed in our earnings releases and other investor communications for the following reasons:

  Adjusted net interest margin gives investors a better understanding of the effect of prepayment income and other items on our net interest margin. Prepayment income in any given period depends on the volume of loans that refinance or prepay, or securities that prepay, during that period. Such activity is largely dependent on external factors such as current market conditions, including real estate values, and the perceived or actual direction of market interest rates.
  Adjusted net interest margin is among the measures considered by current and prospective investors, both independent of, and in comparison with, our peers.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)

LOANS ORIGINATED FOR INVESTMENT
(unaudited)
				Sep. 30, 2019
	For the Three Months Ended			compared to
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,
	2019	2019	2018	2019	2018
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$1,180,054	$1,800,659	$1,566,861	-34%	-25%
Commercial real estate	309,314	382,915	301,414	-19%	3%
One-to-four family residential	20,745	1,554	5,025	1235%	313%
Acquisition, development, and construction	36,961	9,242	15,233	300%	143%
Total mortgage loans originated for investment	1,547,074	2,194,370	1,888,533	-29%	-18%

Other Loans Originated for Investment:
Specialty Finance	637,843	677,345	509,165	-6%	25%
Other commercial and industrial	93,905	104,178	140,452	-10%	-33%
Other	1,343	1,230	839	9%	60%
Total other loans originated for investment	733,091	782,753	650,456	-6%	13%
Total Loans Originated for Investment	$2,280,165	$2,977,123	$2,538,989	-23%	-10%

	For the Nine Months Ended
	Sep. 30,	Sep. 30,
	2019	2018	Change (%)
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$3,990,064	$5,343,294	-25%
Commercial real estate	899,438	733,364	23%
One-to-four family residential	25,508	7,724	230%
Acquisition, development, and construction	58,227	44,358	31%
Total mortgage loans originated for investment	4,973,237	6,128,740	-19%

Other Loans Originated for Investment:
Specialty Finance	2,000,799	1,392,944	44%
Other commercial and industrial	303,030	377,515	-20%
Other	3,493	3,039	15%
Total other loans originated for investment	2,307,322	1,773,498	30%
Total Loans Originated for Investment	$7,280,559	$7,902,238	-8%

The following table provides certain information about the Company's multi-family and CRE loan portfolios at the respective dates:
				Sep. 30, 2019
	At or For the Three Months Ended			compared to
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,		Sep. 30,
	2019	2019	2018	2019		2018
(dollars in thousands)
Multi-Family Loan Portfolio:
Loans outstanding	$30,289,364	$30,486,301	$29,566,170	-1%		2%
Percent of total held-for-investment loans	74.2%	74.6%	74.2%	(40)	bp	0	bp
Average principal balance	$6,162	$6,192	$5,950	0%		4%
Weighted average life (in years)	2.1	2.1	2.9	0%		-28%

Commercial Real Estate Loan Portfolio:
Loans outstanding	$6,988,226	$6,901,345	$7,036,315	1%		-1%
Percent of total held-for-investment loans	17.1%	16.9%	17.7%	20	bp	-60	bp
Average principal balance	$6,399	$6,193	$5,857	3%		9%
Weighted average life (in years)	2.4	2.4	3.0	0%		-20%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)

ASSET QUALITY SUMMARY
(unaudited)

The following table presents the Company's non-performing loans and assets at the respective dates:

				Sep. 30, 2019
				compared to
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,
(in thousands)	2019	2019	2018	2019	2018
Non-Performing Assets:
Non-accrual mortgage loans:
Multi-family	$5,793	$3,906	$5,236	48%	11%
Commercial real estate	5,563	2,993	4,547	86%	22%
One-to-four family residential	2,040	1,143	1,665	78%	23%
Acquisition, development, and construction	-	-	-	NM	NM
Total non-accrual mortgage loans	13,396	8,042	11,448	67%	17%
Other non-accrual loans (1)	42,797	43,372	42,624	-1%	0%
Total non-performing loans	56,193	51,414	54,072	9%	4%
Repossessed assets (2)	11,691	11,691	13,765	0%	-15%
Total non-performing assets	$67,884	$63,105	$67,837	8%	0%

(1) Includes $33.6 million, $32.9 million and $41.3 million of non-accrual taxi medallion-related loans at September 30, 2019,
June 30, 2019 and September 30, 2018, respectively.
(2) Includes $9.7 million, $9.7 million and $8.6 million of repossessed taxi medallions at September 30, 2019, June 30, 2019 and September 30, 2018,
respectively.

The following table presents the Company's asset quality measures at the respective dates:

	Sep. 30,	Jun. 30,	Sep. 30,
	2019	2019	2018
Non-performing loans to total
loans	0.14%	0.13%	0.14%
Non-performing assets
to total assets	0.13	0.12	0.13
Allowance for losses on loans to
non-performing loans	265.93	293.91	295.26
Allowance for losses on loans to
total loans	0.37	0.37	0.40

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)
The following table presents the Company's loans 30 to 89 days past due at the respective dates:

				Sep. 30, 2019
				compared to
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,
	2019	2019	2018	2019	2018
(in thousands)
Loans 30 to 89 Days Past Due:
Multi-family	$ -	$ 1,312	$ 288	-100%	-100%
Commercial real estate	9,750	-	567	NM	NM
One-to-four family residential	-	1,869	1,967	NM	NM
Acquisition, development, and construction	-	-	-	NM	NM
Other (1)	489	1,108	831	-56%	-41%
Total loans 30 to 89 days past due	$ 10,239	$ 4,289	$ 3,653	139%	180%

(1) Includes $483,000, $204,000 and $534,000 of taxi medallion loans at September 30, 2019,
June 30, 2019 and September 30, 2018, respectively.

The following table summarizes the Company's net charge-offs (recoveries) for the respective periods:

	For the Three Months Ended			For the Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2019	2019	2018	2019	2018
(dollars in thousands)
Charge-offs:
Multi-family	$ 437	$ -	$ -	$ 437	$ 34
Commercial real estate	-	-	-	-	3,191
One-to-four family residential	949	-	-	949	-
Acquisition, development, and
construction	-	-	-	-	2,220
Other (1)	5,180	7,751	2,301	15,010	9,705
Total charge-offs	6,566	7,751	2,301	16,396	15,150

Recoveries:
Multi-family	$ -	$ -	$ -	$ -	$ -
Commercial real estate	-	-	(7)	-	(137)
One-to-four family residential	-	-	-	-	-
Acquisition, development, and
construction	(21)	(15)	(6)	(43)	(105)
Other (1)	(84)	(368)	(91)	(562)	(1,031)
Total recoveries	(105)	(383)	(104)	(605)	(1,273)

Net charge-offs	$ 6,461	$ 7,368	$ 2,197	$ 15,791	$ 13,877

Net charge-offs to average loans (2)	0.02%	0.02%	0.01%	0.04%	0.04%

(1) Includes taxi medallion loans of $2.7 million, $2.0 million, and $2.3 million, respectively, for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018 and
$6.8 million and $9.7 million, respectively, for the nine months ended September 30, 2019 and 2018.
(2) Three and nine months ended presented on a non-annualized basis.

Investor/Media Contact:	Salvatore J. DiMartino
(516) 683-4286